Exhibit 5.1

[Letterhead of Richards, Layton & Finger, P.A.]

November 6, 2017

Galena Biopharma, Inc.

2000 Crow Canyon Place, Suite 380

San Ramon, CA 94583

Ladies and Gentlemen:

We are acting as special Delaware counsel to Galena Biopharma, Inc., a Delaware corporation (the “Company”), in connection with the proposed issuance of up to 209,474,519 shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”), pursuant to the Agreement and Plan of Merger and Reorganization, dated as of August 7, 2017 (the “Merger Agreement”), by and among the Company, Sellas Intermediate Holdings I, Inc., Sellas Intermediate Holdings II, Inc., Galena Bermuda Merger Sub, Ltd. and SELLAS Life Sciences Group Ltd (such shares of Common Stock to be issued in connection with the Merger Agreement, the “Shares”). In this connection, you have requested our opinions as to certain matters arising under the General Corporation Law of the State of Delaware (the “General Corporation Law”).

For the purpose of rendering our opinions as expressed herein, we have been furnished and have reviewed the following documents:

(i)    the Certificate of Incorporation of the Company, as filed with the Secretary of State of the State of Delaware (the “Secretary of State”) on April 3, 2006, as amended by the Certificate of Amendment of the Certificate of Incorporation of the Company as filed with the Secretary of State on November 28, 2006, the Certificate of Amendment of the Certificate of Incorporation of the Company as filed with the Secretary of State on January 8, 2007, the Certificate of Amendment of the Certificate of Incorporation of the Company as filed with the Secretary of State on June 19, 2007, the Amended and Restated Certificate of Incorporation as filed with the Secretary of State on February 6, 2008, the Certificate of Amendment to the Restated Certificate of Incorporation of the Company as filed with the Secretary of State on July 26, 2011, the Certificate of Ownership and Merger as filed with the Secretary of State on September 26, 2011, the Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company as filed with the Secretary of State on June 28, 2013, the Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company as filed with the Secretary of State on June 19, 2015, the Certificate of Amendment to the Certificate of Incorporation of the Company as filed with the Secretary of State on October 17, 2016, the Certificate of Amendment of Certificate of Incorporation as filed with the Secretary of State on November 2, 2016, and the Certificates of Validation as filed with the Secretary of State on July 6, 2017 in respect of the Certificates of Amendment filed with the Secretary of State on each of September 26, 2011, June 28, 2013, June 19, 2015, October 17, 2016, and November 2, 2016 (collectively, the “Certificate of Incorporation”);

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November 6, 2017

(ii)    the bylaws of the Company as in effect on the date hereof (the “Bylaws”);

(iii)    the Merger Agreement;

(iv)    the form of Bermuda Merger Agreement attached as Exhibit B to the Merger Agreement (the “Bermuda Merger Agreement” and, together with the Merger Agreement, the “Transaction Documents”);

(v)    the form of Certificate of Amendment to Certificate of Incorporation effecting a reverse stock split with respect to the Common Stock (the “Reverse Split Amendment”);

(vi)    the Registration Statement of the Company on Form S-4 under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the issuance of the Shares in connection with the Merger Agreement initially filed with the Securities and Exchange Commission (the “SEC”) on November 6, 2017 (the “Registration Statement”);

(vii)    a certificate of an officer of the Company (including the resolutions of the board of directors of the Company (the “Board Resolutions”) and the other documents and materials attached thereto and certified therein), dated the date hereof, as to certain matters; and

(viii)    a certificate of the Secretary of State, dated on or about the date hereof, as to the good standing of the Company.

With respect to the foregoing documents, we have assumed: (a) the genuineness of all signatures, and the incumbency, authority, legal right and power and legal capacity under all applicable laws and regulations of each of the officers and other persons and entities signing or whose signatures appear upon each of said documents as or on behalf of the parties thereto; (b) the authenticity of all documents submitted to us as originals; (c) the conformity to authentic originals of all documents submitted to us as certified, conformed, photostatic, electronic or other copies; (d) that the foregoing documents, in the forms submitted to us for our review, have not been and will not be altered or amended in any respect material to our opinions as expressed herein; and (e) all documents submitted to us as forms will be duly completed in a manner consistent with the opinions stated herein. We have not reviewed any document other than the documents listed above for purposes of rendering our opinions as expressed herein, and we assume that there exists no provision of any such other document that bears upon or is inconsistent with our opinions as expressed herein. In addition, we have conducted no independent factual investigation of our own, but rather have relied solely upon the foregoing documents furnished for our review as listed above, the statements of facts and factual information set forth in said documents, and the additional matters recited or assumed herein, all of which we assume to be true, complete and accurate in all material respects. Our knowledge of the Company and its legal and other affairs is limited by the scope of our engagement, which

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November 6, 2017

scope includes the delivery of this opinion letter. We do not represent the Company with respect to all legal matters or issues. The Company employs other independent counsel and, to our knowledge, handles certain legal matters and issues without the assistance of independent counsel. In addition, we have assumed that, prior to the issuance of shares of Common Stock pursuant to the Merger Agreement, the Reverse Split Amendment shall have been filed with the Secretary of State and become effective in accordance with the Merger Agreement and the General Corporation Law.

Based upon and subject to the foregoing and upon our review of such matters of law as we have deemed necessary and appropriate to render our opinions as expressed herein, and subject to the assumptions, exceptions, limitations and qualifications set forth herein, it is our opinion that:

1.    The Shares have been duly authorized for issuance by the Company pursuant to the Merger Agreement under the General Corporation Law.

2.    The Shares, when issued in accordance with the Merger Agreement and the Board Resolutions, will be validly issued, fully paid and non-assessable under the General Corporation Law.

The foregoing opinions are subject to the following exceptions, limitations and qualifications:

A.    We are admitted to practice law in the State of Delaware and do not hold ourselves out as being experts on the law of any other jurisdiction. The foregoing opinions are limited to the General Corporation Law as currently in effect, and we have not considered and express no opinion on the effect of any other laws or the laws of any other state or jurisdiction, including state or federal laws relating to securities or other federal laws, or the rules and regulations of stock exchanges or of any other regulatory body.

B.    Our opinions set forth above do not encompass (i) the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally (including, without limitation, fraudulent transfer or fraudulent conveyance laws); or (ii) the effect of general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) and the availability of equitable remedies (including, without limitation, specific performance and equitable relief), regardless of whether considered in a proceeding in equity or at law.

C.    Our opinions as set forth above do not encompass any agreement or document referred to, annexed or attached to or incorporated by reference into any of the Transaction Documents.

Galena Biopharma, Inc.

November 6, 2017

D.    This opinion speaks only as of the date hereof, and we shall have no obligation to update this opinion in any respect after the date hereof, including with respect to changes in law occurring on or after the date hereof.

We consent to your filing this opinion as an exhibit to the Registration Statement and to reference our firm in the Registration Statement or related prospectus under the heading “Legal Matters.” In giving the foregoing consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the SEC thereunder.

Very truly yours,

/s/ Richards, Layton & Finger, P.A.

JMZ/RBG